UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              NEXTEL PARTNERS, INC.

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                (Name of Registrant as Specified in Its Charter)

                                      N/A

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      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1)     Title of each class of securities to which transaction applies:


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     (2)     Aggregate number of securities to which transaction applies:


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     (3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):


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     (4)     Proposed maximum aggregate value of transaction:


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     (5)     Total fee paid:


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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Amount Previously Paid:

     (1)     Amount Previously Paid:

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     (2)     Form, Schedule or Registration Statement No.:


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     (3)     Filing Party:


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     (4)     Date Filed:


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     On Saturday,  August 13, Nextel Communications'  outside legal counsel sent our counsel a letter with an attachment restating Nextel Communications' views on the put process.

     On Sunday, August 14, our counsel sent Nextel Communications' counsel the following response:

     "Dear Bob,

     As you know, Nextel Partners believes that Nextel Communications' stated views with respect to the put process are inaccurate and misleading. In the context of Nextel Communications' obvious desire to reduce the price it will have to pay for Nextel Partners if the put is exercised, your letter just appears to be part of Nextel Communications' ongoing, and in our view inappropriate, campaign to try to hurt the trading price of Nextel Partners' stock. I sincerely hope that Nextel Communications and Sprint Nextel will not use your letter as an excuse for another gratuitous public filing."

     On Wednesday, August 17, Sprint Nextel made its public filing.

     As noted in our counsel's response, we believe that Nextel Communications' stated and restated views on the put process, including with respect to valuation, are inaccurate and misleading.


                   ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the put right arising in connection with the Sprint Corporation - Nextel Communications, Inc. merger transaction, Nextel Partners, Inc. has filed and will be filing proxy statements and other materials with the Securities and Exchange Commission. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NEXTEL PARTNERS, INC. AND THE PUT RIGHT AND POTENTIAL TRANSACTION. Investors may obtain a free copy of the proxy statements and other relevant documents when they become available as well as other materials filed with the SEC concerning Nextel Partners, Inc. at the SEC's website at http://www.sec.gov. Free copies of Nextel Partners, Inc.'s SEC filings are also available on Nextel Partners, Inc.'s website at http://www.nextelpartners.com. These materials and other documents may also be obtained for free from: Nextel Partners, Inc. at Nextel Partners, Inc., 4500 Carillon Point, Kirkland, WA 98033, Attn: Investor Relations.



                        PARTICIPANTS IN THE SOLICITATION

Nextel Partners, Inc. and its officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Nextel Partners, Inc.'s stockholders with respect to the put right and potential transaction. Information regarding the officers and directors of Nextel Partners, Inc. is included in its definitive proxy statement for its 2005 Annual Meeting filed with the SEC on April 8, 2005. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the put right and potential transaction.